Exhibit 10.26

Summary of Oral Loan Agreements

between Karan A. Chanana and Amira Pure Foods Private Limited

During fiscal 2010, Karan A. Chanana agreed to lend Amira Pure Foods Private Limited an aggregate of approximately $2,496,374.  Such amount was unsecured, non-interest bearing, and had no fixed terms of repayment.